EXHIBIT 99.1
Investor Contact:
Derek Leckow
Exact Sciences Corp.
investorrelations@exactsciences.com
608-893-0009

Media Contact:
Steph Spanos
Exact Sciences Corp.
sspanos@exactsciences.com
608-556-4380

For Immediate Release

Exact Sciences Announces Second Quarter 2025 Results

Reports record revenue, improves adjusted EBITDA, raises full-year guidance

Second quarter and recent highlights

•Delivered record total second quarter revenue of $811 million, an increase of 16% on a reported and core revenue basis, including Screening revenue of $628 million and Precision Oncology revenue of $183 million
•Raised full-year 2025 revenue and adjusted EBITDA guidance midpoints by $55 million and $25 million, respectively
•Entered into an exclusive license agreement with Freenome for blood-based colorectal cancer screening tests
•Gained Medicare coverage for OncodetectTM molecular residual disease and recurrence monitoring test
•Announced a multi-year productivity plan targeting $150 million in annual savings by 2026

MADISON, Wis., August 6, 2025 — Exact Sciences Corp. (Nasdaq: EXAS), a leading provider of cancer screening and diagnostic tests, today announced that the Company generated revenue of $811 million for the second quarter ended June 30, 2025, compared to $699 million for the same period of 2024.

“The Exact Sciences team continues to build momentum, advancing our mission through earlier detection,” said Kevin Conroy, chairman and CEO. “In the second quarter, we delivered answers to more patients than ever driven by strong momentum behind the successful launch of Cologuard Plus, powerful commercial execution, and exceptional customer satisfaction. This progress strengthens our platform and enables us to deliver better outcomes for patients.”

Second quarter 2025 financial results

For the three-month period ended June 30, 2025, as compared to the same period of 2024 (where applicable):

•Total revenue was $811 million, an increase of 16% on a reported and core revenue basis
•Screening revenue was $628 million, an increase of 18%
•Precision Oncology revenue was $183 million, an increase of 9%
•Gross margin was 69%, and adjusted gross margin was 72%
•Net loss was $1 million, or $0.01 per share, an improvement of $15 million and $0.08 per share, respectively
•Adjusted EBITDA was $138 million, an increase of $28 million or 26%, and adjusted EBITDA margin was 17%, an increase of 130 basis points
•Operating cash flow was $89 million and free cash flow was $47 million,
•Cash, cash equivalents, and marketable securities were $858 million at the end of the quarter

Screening primarily includes laboratory service revenue from Cologuard® tests and PreventionGenetics. Precision Oncology includes laboratory service revenue from global Oncotype DX® and therapy selection tests.

Platform and pipeline advancements
In April 2025, Exact Sciences launched the Oncodetect test, its molecular residual disease and recurrence monitoring test. Oncodetect identifies residual disease up to two years earlier than imaging, the current standard of care. The Company recently received Medicare coverage through the Centers for Medicare & Medicaid Services’ (CMS) Molecular Diagnostic Services Program (MolDX) for serial use in patients with stage II, III and resectable stage IV colorectal cancer (CRC) in the adjuvant and recurrence monitoring settings over a five-year period.

In September 2025, Exact Sciences plans to launch its CancerguardTM multi-cancer screening test as a laboratory-developed test. The Company plans to bring the test to patients through its large commercial organization and unique ExactNexusTM technology platform.

In August 2025, Exact Sciences acquired exclusive rights to the current and future versions of Freenome's blood-based colorectal cancer screening tests as well as the underlying technology for colorectal cancer, subject to customary regulatory approvals. Additionally, the Company announced initial study results from the pivotal BLUE-C study for an internal version of its blood-based colorectal cancer screening test.

2025 outlook
The Company has updated its full-year 2025 revenue and adjusted EBITDA guidance:

	Prior guidance	August 6 update	Change at midpoint	Y/Y growth rate
Total revenue	$3.070 - $3.120 billion	$3.130 - $3.170 billion	$55.0 million	14%
Screening	$2.390 - $2.425 billion	$2.440 - $2.470 billion	$47.5 million	17%
Precision Oncology	$680 - $695 million	$690 - $700 million	$7.5 million	6%
Adjusted EBITDA	$425 - $455 million	$455 - $475 million	$25.0 million	44%

Second-quarter 2025 conference call & webcast
Company management will host a conference call and webcast on Wednesday, August 6, 2025, at 5 p.m. ET to discuss second-quarter 2025 results. The webcast will be available at exactsciences.com. Domestic callers should dial 888-330-2384 and international callers should dial +1-240-789-2701. The access code for both domestic and international callers is 4437608. A replay of the webcast will be available at exactsciences.com. The webcast, conference call, and replay are open to all interested parties.

Non-GAAP disclosure
In addition to the Company's financial results determined in accordance with U.S. GAAP, the Company provides non-GAAP measures that it determines to be useful in evaluating its operating performance and liquidity. The Company presents the following non-GAAP measures:

Core revenue — Core revenue is calculated to adjust for recent acquisitions and divestitures and foreign currency exchange rate fluctuations. Revenue from recent acquisitions is adjusted for the 12 months following acquisition when the periods are not comparable. To exclude the impact of change in foreign currency exchange rates from the prior period under comparison, the Company converts the current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates.

Adjusted EBITDA and adjusted EBITDA margin — The Company defines adjusted EBITDA as net loss adjusted for interest expense, income tax expense or benefit, depreciation expense, amortization of acquired intangible assets, investment income or loss, and certain other items which include significant non-cash items and other charges or benefits resulting from transactions or events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations. These items are discussed in more detail below in the tables captioned “U.S. GAAP to Non-GAAP Reconciliation”. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by total revenue.

Adjusted gross profit, adjusted research and development expenses, adjusted sales and marketing expenses, adjusted general and administrative expenses, adjusted income (loss) from operations, adjusted net income (loss) before tax, adjusted income tax expense (benefit), adjusted net income (loss), and adjusted earnings per share — The Company refers to various “adjusted” amounts or measures on an “adjusted” basis, which exclude the impact of amortization of intangible assets and certain charges or benefits resulting from transactions or events that are highly variable, significant in size, and that we do not believe are indicative of ongoing or future business operations. These items are described in more detail below in the tables captioned “U.S. GAAP to Non-GAAP Reconciliation”. The Company also presents certain of these adjusted measures as a percentage of revenue including adjusted gross margin.

Free cash flow — The Company defines free cash flow as net cash used in or provided by operating activities, reduced by purchases of property, plant and equipment. Management uses free cash flow as a liquidity measure.

Management believes that presentation of non-GAAP financial measures provides supplemental information useful to investors in understanding our underlying operating results and trends. Non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability of the Company's operating results across reporting periods. Management uses this non-GAAP financial information to establish budgets, manage the Company's business, and set incentive and compensation arrangements. Free cash flow provides useful information to management and investors since it measures our ability to generate cash from business operations. Non-GAAP financial information is presented for supplemental information purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. For example, adjusted gross margin and adjusted gross profit exclude the amortization of acquired intangible assets although such measures include the revenue associated with the acquisitions. Additionally, adjusted EBITDA and other adjusted operating result metrics exclude a number of expense items that are included in net loss. As a result, positive adjusted EBITDA, adjusted operating income, or adjusted earnings per share may be achieved while a significant net loss persists. For more information on these non-GAAP financial measures, see the tables captioned “U.S. GAAP to Non-GAAP Reconciliation.” The Company presents certain forward-looking statements about the Company's future financial performance that include non-GAAP measures. These non-GAAP measures include adjustments like stock-based compensation, acquisition and integration costs including gains and losses on contingent consideration, and other significant charges or gains that are difficult to predict for future periods because the nature of the adjustments pertain to events that have not yet occurred. Additionally, management does not forecast many of the excluded items for internal use. Information reconciling forward-looking non-GAAP measures to U.S. GAAP measures is therefore not available without unreasonable effort and is not provided. The occurrence, timing, and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company's GAAP results.

About the Cologuard® and Cologuard Plus™ tests:
Developed in collaboration with Mayo Clinic, the Cologuard and Cologuard Plus tests are non-invasive stool-based colorectal cancer (CRC) screening options for the 110 million U.S. adults ages 45 or older who are at average risk for the disease.
The Cologuard test revolutionized CRC screening by detecting specific DNA markers and blood associated with cancer and precancer in stool, allowing patients to use the test at home without special preparation or time off. It is covered by Medicare and included in national screening guidelines from both the American Cancer Society (2018) and the U.S. Preventive Services Task Force (2021). Since its launch in 2014, the Cologuard test has been used to screen for CRC 20 million times.
Building on this success, the FDA-approved Cologuard Plus test raises the performance bar even further and features novel biomarkers, improved laboratory processes, and enhanced sample stability. The Cologuard Plus test is expected to reduce false positives by nearly 40%, to help minimize unnecessary follow-up colonoscopies. Both tests demonstrate Exact Sciences’ commitment to improving CRC screening access and outcomes. Exact Sciences launched the Cologuard Plus test with Medicare coverage and guideline inclusion in the first quarter of 2025.
About the Oncodetect™ test
Molecular residual disease refers to the presence of tumor-specific DNA in the body. These fragments of genetic information, known as circulating tumor DNA (ctDNA), are shed into the bloodstream by tumors, and their presence may indicate that cancer is present. Exact Sciences’ MRD offering leverages our in-house capabilities in whole exome sequencing to offer a tumor-informed MRD test for a personalized approach to detecting and monitoring residual cancer in patients with solid tumors. By identifying somatic genomic alterations in tumor DNA and detecting a subset in ctDNA from blood, the Oncodetect test enables the detection of ctDNA before, during, and after treatment. This critical information can guide therapy decisions and monitor for cancer recurrence. The Oncodetect test has not been cleared or approved by the U.S. Food and Drug Administration or any other national regulatory authority

About the Cancerguard™ test
The Cancerguard test is designed to detect multiple cancers in their earliest stages from a single blood draw. Building upon decades of research, Exact Sciences intends to harness the additive sensitivity of multiple biomarker classes to detect more cancers in earlier stages. The Cancerguard test will utilize a streamlined and standardized imaging-based diagnostic pathway, which may result in fewer follow-up procedures. The test is being developed to provide high specificity to help minimize false positives while detecting multiple cancers, including those with the biggest toll on human health. These features describe current development goals. The Cancerguard test has not been cleared or approved by the U.S. Food and Drug Administration or any other national regulatory authority. To learn more, visit http://www.exactsciences.com/cancerguard.

About Exact Sciences’ Precision Oncology portfolio
Exact Sciences’ Precision Oncology portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. The Oncotype DX test is recognized as the standard of care and is included in all major breast cancer treatment guidelines. The OncoExTra® test applies comprehensive tumor profiling, utilizing whole exome and whole transcriptome sequencing, to aid in therapy selection for patients with advanced, metastatic, refractory, relapsed, or recurrent cancer. With an extensive panel of approximately 20,000 genes and 169 introns, the OncoExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. Exact Sciences enables patients to take a more active role in their cancer care and makes it easy for providers to order tests, interpret results, and personalize medicine, by applying real-world evidence and guideline recommendations. To learn more, visit precisiononcology.exactsciences.com.

About PreventionGenetics
Founded in 2004 and located in Marshfield, Wisconsin, PreventionGenetics is a CLIA and ISO 15189:2012 accredited laboratory. PreventionGenetics delivers clinical genetic testing of the highest quality at fair prices with exemplary service to people around the world. PreventionGenetics has 25 PhD geneticists on staff and provides tests for nearly all clinically relevant genes including the powerful and comprehensive germline whole genome sequencing test, PGnome® and whole exome sequencing test, PGxome®. PreventionGenetics was acquired by Exact Sciences in December 2021.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences gives patients and health care professionals the clarity needed to take life-changing action earlier. Building on the success of the Cologuard and Oncotype DX tests, Exact Sciences is investing in its pipeline to develop innovative solutions for use before, during, and after a cancer diagnosis. For more information, visit ExactSciences.com, follow Exact Sciences on X @ExactSciences, or find Exact Sciences on LinkedIn and Facebook.

Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, including the anticipated impacts of restructuring and cost reduction initiatives; expectations for development or launching of new or improved products and services and their adoption and impact on patients; insurance reimbursement potential; our strategies, clinical trials, commercialization efforts, positioning, competition, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions and collaborative and licensing arrangements, including estimated synergies and other financial impacts.
Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully develop and commercialize new products and services and assess potential market opportunities; our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our reliance upon certain suppliers; our ability to retain and hire key personnel; approval and maintenance of adequate reimbursement rates for our products and services within and outside of the U.S.; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; changes in government policies, laws, regulations, and staffing; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; our ability to protect and enforce our intellectual property; our success establishing and maintaining collaborative, licensing, and supplier arrangements; the results of our validation studies and clinical trials, including the risks that the results of future studies and trials may differ materially from the results of previously completed studies and trials; our ability to manage an international business and our expectations regarding our international expansion and opportunities; the potential effects of changing macroeconomic conditions and geopolitical conflict; the possibility that the anticipated benefits from our business acquisitions or collaborative or licensing arrangements will not be realized in full or at all or may take longer to realize than expected; the possibility that the anticipated benefits from our restructuring and cost reduction initiatives will not be realized in full or at all or may take longer to realize than expected; the outcome of any potential litigation or legal proceeding; and our ability to raise the capital necessary to support our operations or meet our payment obligations under our indebtedness. The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$811,085	$699,264	$1,517,870	$1,336,788

Cost of sales	248,632	210,948	454,870	402,149
Gross profit	562,453	488,316	1,063,000	934,639

Operating expenses
Research and development	108,901	121,145	214,211	232,014
Sales and marketing	247,118	211,552	511,428	429,332
General and administrative	208,582	177,524	429,268	397,176
Impairment of long-lived and indefinite-lived assets	—	8,152	6,251	12,598
Total operating expenses	564,601	518,373	1,161,158	1,071,120

Other operating income	—	3,800	—	3,532
Loss from operations	(2,148)	(26,257)	(98,158)	(132,949)

Other income (expense)
Investment income, net	11,926	11,801	16,923	18,014
Interest income (expense), net	(9,835)	111	(19,813)	(7,832)
Total other income (expense)	2,091	11,912	(2,890)	10,182

Net loss before tax	(57)	(14,345)	(101,048)	(122,767)

Income tax expense	(1,128)	(1,463)	(1,352)	(3,269)

Net loss	$(1,185)	$(15,808)	$(102,400)	$(126,036)

Net loss per share—basic and diluted	$(0.01)	$(0.09)	$(0.55)	$(0.69)

Weighted average common shares outstanding—basic and diluted	188,902	184,313	187,863	183,332

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$657,099	$600,889
Marketable securities	201,336	437,137
Accounts receivable, net	353,335	248,968
Inventory	171,499	162,383
Prepaid expenses and other current assets	124,590	122,046
Property, plant and equipment, net	705,105	693,673
Operating lease right-of-use assets	126,106	116,952
Goodwill	2,368,021	2,366,676
Intangible assets, net	965,370	1,009,693
Other long-term assets, net	124,904	169,722
Total assets	$5,797,365	$5,928,139

Liabilities and stockholders’ equity
Convertible notes, net, current portion	$—	$249,153
Current liabilities	521,933	483,034
Convertible notes, net, less current portion	2,324,097	2,321,067
Other long-term liabilities	315,899	315,503
Operating lease liabilities, less current portion	166,022	157,133
Total stockholders’ equity	2,469,414	2,402,249
Total liabilities and stockholders’ equity	$5,797,365	$5,928,139

EXACT SCIENCES CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
Core Revenue
(Unaudited)
(Amounts in thousands)

	GAAP
	Three Months Ended June 30,
	2025	2024	% Change
Screening	$628,481	$531,606	18%
Precision Oncology	182,604	167,658	9%
Total	$811,085	$699,264	16%

	Non-GAAP
	Three Months Ended June 30,
	2025	2024 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$628,481	$531,606	18%	$—	$628,481	18%
Precision Oncology (4)	182,604	165,111	11%	(3,278)	179,326	9%
Total	$811,085	$696,717	16%	$(3,278)	$807,807	16%

	GAAP
	Six Months Ended June 30,
	2025	2024	% Change
Screening	$1,168,488	$1,006,404	16%
Precision Oncology	349,382	330,384	6%
Total	$1,517,870	$1,336,788	14%

	Non-GAAP
	Six Months Ended June 30,
	2025	2024 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$1,168,488	$1,006,404	16%	$—	$1,168,488	16%
Precision Oncology (4)	349,382	325,770	7%	(2,738)	346,644	6%
Total	$1,517,870	$1,332,174	14%	$(2,738)	$1,515,132	14%

(1) Excludes revenue from the divested Oncotype DX Genomic Prostate Score test, which ceased generating revenue at the completion of a transition period in the third quarter of 2024.

(2) Foreign currency impact is calculating the change in current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates.

(3) Excludes revenue from the divested Oncotype DX Genomic Prostate Score test for the three and six months ended June 30, 2024 and the impact of foreign currency exchange rate fluctuations.

(4) Includes sublicense revenue of $7.5 million for the three and six months ended June 30, 2025 that was recognized under a sublicense agreement executed in the second quarter of 2025 related to technology licensed from TwinStrand Biosciences, Inc. in the third quarter of 2024.

EXACT SCIENCES CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
Adjusted EBITDA
(Unaudited)
(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(1,185)	$(15,808)	$(102,400)	$(126,036)
Interest expense (income)	9,835	(111)	19,813	7,832
Income tax expense	1,128	1,463	1,352	3,269
Investment income	(11,926)	(11,801)	(16,923)	(18,014)
Depreciation and amortization	55,283	52,998	109,344	106,941
Stock-based compensation (1)	64,939	66,386	130,819	139,924
Acquisition and integration costs (2)	4,910	(13,239)	13,196	(2,474)
Impairment of long-lived and indefinite-lived assets (3)	—	8,152	6,251	12,598
Gain on sale of asset (4)	—	(3,800)	—	(3,532)
Restructuring and business transformation (5)	15,240	—	40,028	2,936
License agreement termination (6)	—	25,843	—	25,843
Adjusted EBITDA	$138,224	$110,083	$201,480	$149,287
Adjusted EBITDA margin	17%	16%	13%	11%

Refer below the Reconciliations of U.S. GAAP to Non-GAAP Measures section for endnote descriptions.

EXACT SCIENCES CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
U.S. GAAP to Non-GAAP Measures
(Unaudited)
(Amounts in thousands)

	Three Months Ended June 30, 2025
	Gross Profit	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Income (Loss) from Operations	Net Income (Loss) Before Tax	Income Tax Benefit (Expense)	Net Income (Loss)	Net Income (Loss) Per Share
Reported	$562,453	$108,901	$247,118	$208,582	$(2,148)	$(57)	$(1,128)	$(1,185)	$(0.01)
Reported percent of revenue	69%	13%	30%	26%
Amortization of acquired intangible assets	21,967	(270)	(1,924)	(26)	24,187	24,187	240	24,427	0.12
Acquisition and integration costs (2)	—	—	—	(4,910)	4,910	4,910	(32)	4,878	0.02
Restructuring and business transformation (5)	47	(324)	(4,229)	(10,640)	15,240	15,240	(63)	15,177	0.08
Rounding adjustment from basic to diluted shares (7)	—	—	—	—	—	—	—	—	0.01
Adjusted (non-GAAP)	$584,467	$108,307	$240,965	$193,006	$42,189	$44,280	$(983)	$43,297	$0.22
Adjusted percent of revenue (non-GAAP)	72%	13%	30%	24%
Weighted average common shares outstanding - basic									188,902
Weighted average common shares outstanding - diluted									199,831

	Six Months Ended June 30, 2025
	Gross Profit	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Income (Loss) from Operations	Net Income (Loss) Before Tax	Income Tax Benefit (Expense)	Net Income (Loss)	Net Income (Loss) Per Share
Reported	$1,063,000	$214,211	$511,428	$429,268	$(98,158)	$(101,048)	$(1,352)	$(102,400)	$(0.55)
Reported percent of revenue	70%	14%	34%	28%
Amortization of acquired intangible assets	42,735	(1,653)	(3,847)	(52)	48,287	48,287	(830)	47,457	0.25
Acquisition and integration costs (2)	—	—	—	(13,196)	13,196	13,196	(52)	13,144	0.07
Impairment of long-lived and indefinite-lived assets (3)	—	—	—	—	6,251	6,251	—	6,251	0.03
Restructuring and business transformation (5)	389	(751)	(10,160)	(28,728)	40,028	40,028	(123)	39,905	0.21
Rounding adjustment from basic to diluted shares (7)	—	—	—	—	—	—	—	—	0.01
Adjusted (non-GAAP)	$1,106,124	$211,807	$497,421	$387,292	$9,604	$6,714	$(2,357)	$4,357	$0.02
Adjusted percent of revenue (non-GAAP)	73%	14%	33%	26%
Weighted average common shares outstanding - basic									187,863
Weighted average common shares outstanding - diluted									189,416

EXACT SCIENCES CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
U.S. GAAP to Non-GAAP Measures
(Unaudited)
(Amounts in thousands)

	Three Months Ended June 30, 2024
	Gross Profit	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Income (Loss) from Operations	Net Income (Loss) Before Tax	Income Tax Benefit (Expense)	Net Income (Loss)	Net Income (Loss) Per Share
Reported	$488,316	$121,145	$211,552	$177,524	$(26,257)	$(14,345)	$(1,463)	$(15,808)	$(0.09)
Reported percent of revenue	70%	17%	30%	25%
Amortization of acquired intangible assets	21,100	(261)	(1,924)	(26)	23,311	23,311	375	23,686	0.13
Acquisition and integration costs (2)	—	—	—	13,239	(13,239)	(13,239)	50	(13,189)	(0.07)
Impairment of long-lived and indefinite-lived assets (3)	—	—	—	—	8,152	8,152	—	8,152	0.04
Gain on sale of asset (4)	—	—	—	—	(3,800)	(3,800)	—	(3,800)	(0.02)
License agreement termination (6)	—	(25,843)	—	—	25,843	25,843	159	26,002	0.14
Rounding adjustment from basic to diluted shares (7)	—	—	—	—	—	—	—	—	0.01
Adjusted (non-GAAP)	$509,416	$95,041	$209,628	$190,737	$14,010	$25,922	$(879)	$25,043	$0.14
Adjusted percent of revenue (non-GAAP)	73%	14%	30%	27%
Weighted average common shares outstanding - basic									184,313
Weighted average common shares outstanding - diluted									185,343

	Six Months Ended June 30, 2024
	Gross Profit	Research & Development Expenses	Sales & Marketing Expenses	General & Administrative Expenses	Income (Loss) from Operations	Net Income (Loss) Before Tax	Income Tax Benefit (Expense)	Net Income (Loss)	Net Income (Loss) Per Share
Reported	$934,639	$232,014	$429,332	$397,176	$(132,949)	$(122,767)	$(3,269)	$(126,036)	$(0.69)
Reported percent of revenue	70%	17%	32%	30%
Amortization of acquired intangible assets	42,200	(523)	(3,847)	(52)	46,622	46,622	1,049	47,671	0.26
Acquisition and integration costs (2)	—	—	—	2,474	(2,474)	(2,474)	24	(2,450)	(0.01)
Impairment of long-lived and indefinite-lived assets (3)	—	—	—	—	12,598	12,598	—	12,598	0.07
Gain on sale of asset (4)	—	—	—	—	(3,532)	(3,532)	—	(3,532)	(0.02)
Restructuring and business transformation (5)	200	(2,393)	(222)	(121)	2,936	2,936	(10)	2,926	0.02
License agreement termination (6)	—	(25,843)	—	—	25,843	25,843	159	26,002	0.14
Adjusted (non-GAAP)	$977,039	$203,255	$425,263	$399,477	$(50,956)	$(40,774)	$(2,047)	$(42,821)	$(0.23)
Adjusted percent of revenue (non-GAAP)	73%	15%	32%	30%
Weighted average common shares outstanding - basic and diluted									183,332

(1) Represents stock-based compensation expense and 401(k) match expense. The Company matches a portion of Exact Sciences employees’ contributions annually in the form of the Company’s common stock.

(2) Represents acquisition and related integration costs incurred as a result of the Company’s business combinations. Acquisition costs represent legal and professional fees incurred to execute the transaction. There were no acquisition costs incurred for the three and six months ended June 30, 2025 and 2024. Integration related costs represent expenses incurred outside regular business operations, specifically relating to the integration of businesses acquired through a business combination. This includes any gain or loss on contingent consideration liabilities, severance and accelerated vesting of stock awards, and professional services. The remeasurement of the contingent consideration liabilities resulted in an expense of $4.9 million and $13.2 million for the three and six months ended June 30, 2025, respectively. The remeasurement of contingent consideration liabilities resulted in a gain of $13.2 million and $7.6 million for the three and six months ended June 30, 2024. The Company also incurred severance costs and professional service fees which were not significant for the three and six months ended June 30, 2024. The majority of the professional service fees relate to the integration of information technology systems.

(3) Represents impairment charges on the Company’s long-lived and indefinite-lived assets. For the six months ended June 30, 2025 and three and six months ended June 30, 2024, the Company recorded impairment charges related to certain of our domestic facilities and corresponding leasehold improvements.

(4) Relates to the sale of the intellectual property and know-how related to the Company’s Oncotype DX Genomic Prostate Score test to MDxHealth SA. For the three and six months ended June 30, 2024, this represents the remeasurement of the associated contingent consideration.

(5) In 2023 the Company began closing a domestic laboratory facility in efforts to consolidate operations. For the six months ended June 30, 2024, these expenses represent severance costs and accelerated stock-based compensation expense related to that closure. Beginning in the second half of 2024, the Company began a business transformation program intended to achieve targeted cost reductions while consolidating operations and focusing resources on its key strategic priorities. For the three and six months ended June 30, 2025, these costs primarily include severance costs, accelerated stock-based compensation expense, and consulting services.

(6) Represents termination related charges incurred due to the termination of the Company's license and sponsored research agreements with The Translational Genomics Research Institute related to its Targeted Digital Sequencing technology.

(7) This adjustment is for rounding and, in those periods in which the Company has a GAAP net loss and adjusted (non-GAAP) net income, also compensates for the effects of additional diluted shares outstanding for the treasury stock impact of restricted stock unit awards, performance share unit awards, stock options, and stock purchased through the employee stock purchase plan, and the if-converted impact of convertible notes.

EXACT SCIENCES CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
Operating Cash Flow to Free Cash Flow
(Unaudited)
(Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$89,017	$107,065	$119,826	$24,754
Net cash provided by (used in) investing activities	224,895	(147,129)	190,458	(318,567)
Net cash provided by (used in) financing activities	(4,514)	224,603	(260,685)	221,601
Effects of exchange rate changes on cash and cash equivalents	574	(306)	864	(1,446)
Net increase (decrease) in cash, cash equivalents and restricted cash	309,972	184,233	50,463	(73,658)
Cash, cash equivalents and restricted cash, beginning of period	347,127	351,784	606,636	609,675
Cash, cash equivalents and restricted cash, end of period	$657,099	$536,017	$657,099	$536,017

Reconciliation of free cash flow:
Net cash provided by operating activities	$89,017	$107,065	$119,826	$24,754
Purchases of property, plant and equipment	(42,342)	(35,866)	(73,516)	(73,515)
Free cash flow	$46,675	$71,199	$46,310	$(48,761)